UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2006, the Board of Directors of NovaDel Pharma Inc. (the “Company”) approved a change in of the Company’s fiscal year end from July 31, to December 31. Accordingly, the new fiscal year will begin on January 1, and end on December 31. The Company will file its Form 10-K for the period ending July 31, 2006 and the Company will additionally file a transition report on Form 10-K for the period ending December 31, 2006.

Item 8.01 Other Events

On July 5, 2006, the Company issued a press release announcing the submission of the New Drug Application to the U.S. Food and Drug Administration for ZensanaTM (Ondansetron HCl) oral spray by its partner Hana Biosciences, Inc. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc. dated July 5, 2006, titled “NovaDel Announces Filing of NDA for the Zensana™ (Ondansetron HCl) Oral Spray”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer
Name:	Michael E. Spicer
Title:	Chief Financial Officer

Date: July 5, 2006